Exhibit 99.1

Comerica Incorporated Ralph Babb Chairman and Chief Executive Officer Beth Acton Chief Financial Officer John Killian Chief Credit Officer Goldman Sachs U.S. Financial Services Conference 2010 December 7-8, 2010

Safe Harbor Statement Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, actions taken by or proposed by the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2009, “Item 1A. Risk Factors” beginning on page 67 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 “Item 1A. Risk Factors” beginning on page 71 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and “Item 1A. Risk Factors” beginning on page 72 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Comerica: A Brief Overview Among the top 25 U.S. bank holding companies Largest U.S. bank with corporate headquarters in Texas $55 billion in assets Founded over 160 years ago Major lines of business include: Major markets include: Continued investments in growth markets Strong capital position At September 30, 2010 Business Bank Wealth and Institutional Management Retail Bank Texas Florida California Arizona Michigan

Comerica Key Differentiators Focused on growing and maintaining long-term relationships Relationship Managers known for ingenuity, flexibility & responsiveness Emphasis on having a clear understanding of our customers & their banking needs Wide array of products and services Community bank feel Weathered credit cycle well relative to peers Consistent credit standards Granular portfolio Main Street Bank Well Positioned for Growth Relationships are Priority One Superior Credit Management Size Solid Capital Position Regulatory Reform Impact expected to be less than other major banks Quality of capital is strong

Our Core Businesses September 2010 YTD Revenue By Business Segment1 1As of September 30, 2010: YTD revenues of $1.8 billion from continuing operations (FTE) including Finance & Other Businesses Business Bank Wide spectrum of credit and non-credit financial products, cash management and international trade services Retail Bank Personalized financial products & services to consumers and small businesses Wealth & Institutional Management (WIM) Serves the needs of affluent clients, foundations, organizations and corporations WIM $309MM 15% Retail Bank $528MM 25% Business Bank $1,251MM 60%

Where We Operate 1Source: The U.S. Census Bureau 2As of September 30, 2010: YTD revenues of $1.8 billion from continuing operations (FTE) including Finance & Other Businesses; Geography based on office of origination; Midwest includes: MI, OH, IL; Western includes: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Exporting our 160 year relationship banking expertise to high growth markets Operate in eight of the twelve largest U.S. cities1 California, Arizona, Texas and Florida expected to account for over one-half of U.S. population growth between 2000 and 20301 Geographic footprint diversifies earnings mix September 2010 YTD Revenue By Market Segment2 Florida $42MM 2% Int'l $82MM 4% Other Markets $169MM 8% Texas $302MM 14% Western $582MM 28% Midwest $911MM 44%

Loan Decline Slowing Average Loan Outstandings Change in Average Loan Outstandings $570MM decline in average loans in 3Q10 compared to 2Q10 Period-end and average Commercial Loans increased modestly 3Q10 compared to 2Q10 Loan pipeline continued to grow including a 50% increase in commitments issued but not yet closed to $871MM (3Q10 compared to 2Q10) Average balances in $ millions 40,087 39,942 40,277 44,782 41,313 42,753 40,672 3Q09 4Q09 1Q10 2Q10 Jul-10 Aug-10 Sep-10 (335) (2,866) (2,029) (1,440) (641) (322) 145

Core Deposits Remain Strong Average Noninterest-Bearing Deposits $ in billions; 3Q10 vs 2Q10 1Core deposits exclude Institutional CDs, Retail Brokered CDs and foreign office time deposits Total average core deposits1 of $38.8B, a $142 million decrease primarily due to: Money market and NOW deposits increased $327 million Noninterest-bearing deposits decreased $298 million Customer CDs decreased $119 million Focus on deposit rich segments: Financial Services Division Small Business Government Card Programs Technology and Life Sciences Mortgage Banker Finance Wealth & Institutional Management Municipalities $4 $8 $12 $16 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

A Leaner, More Efficient Company Workforce Reductions 13Q10 vs. 2Q10 Noninterest expenses well controlled1: Credit-related expenses decreased Provision for losses on lending-related commitments decreased $6MM Other Real Estate expense increased $2MM Salaries expense increased primarily due to stock grants and one more day in the quarter Continue to tightly control discretionary expenses 6,000 8,000 10,000 12,000 2001 2002 2003 2004 2005 2006 2007 2008 2009 3Q10 Headcount (period end)

Net Charge-Offs Provision for Credit Losses1 Provision and Net Charge-offs $ in millions; 3Q10 vs 2Q10 1Provision for credit losses includes loans as well as off-balance sheet commitments Net charge-offs declined $14MM; fifth consecutive quarter of decline Middle Market net charge-offs decreased $39MM Commercial Real Estate business line net charge-offs increased $24MM Provision for credit losses1 declined $10MM Reserves declined slightly as provision for credit losses was less than net charge-offs by $16MM Allowance for loan losses to total loans stable at 2.38% Credit Quality Improvement Continued 248 239 224 173 146 132 116 182 313 308 126 259 $0 $100 $200 $300 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

Total Watch List Loans1 Watch List Improvement Continued Watch list loans1 decreased $480MM, fourth consecutive quarter of decline Watch list loans1 decreased $2.1B over past four quarters Decrease in watch list loans evidenced in all geographic markets and virtually all business lines Reflects significant decline in Special Mention loans Loans past due 90 days or more and still accruing declined $ in millions; Analysis of 3Q10 compared to 2Q10 1Watch list: generally consistent with regulatory defined special mention, substandard and doubtful (nonaccrual) loans 8,250 6,651 7,502 7,730 6,171 3Q09 4Q09 1Q10 2Q10 3Q10

Key Credit Differentiators Did not loosen credit standards at peak of cycle Conservative exposure thresholds Long tenured relationships 88% of portfolio is secured1 Personal guarantees are customary for bulk of portfolio Proactive problem resolution and restructuring Quarterly Credit Quality Reviews Portfolio migration closely monitored Tightened lending standards: Energy Technology and Life Sciences Home equity Curtailed exposure to certain segments: Automotive supplier Commercial and Residential Construction SBA Franchise lending Specialty group with higher leveraged transactions Comerica followed its credit policies making enhancements to adapt to the changing economy 1At December 31, 2009

Credit Quality Ratios vs. Peers Peer Source: SNL; All nonperforming asset ratios exclude HBAN as their figures were not reported NCO ratio defined as annualized loans and leases charged off, net of recoveries, as a % of average loans and leases NPA ratio defined as nonperforming assets / (Gross loans +foreclosed assets) Net Charge-off Ratio vs. Peers Nonperforming Asset Ratio vs. Peers Credit metrics amongst the best in our peer group Peer Group: BBT, FITB, HBAN, KEY, MI, MTB, PNC, RF, STI, USB, ZION 0 2 4 6 8 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 Peer Range Peer Average CMA 0 2 4 6 8 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 Peer Range Peer Average CMA

Strong Capital Ratios Tier I Common Capital Ratio1 Peer Median Comerica Among the best capitalized in peer group Quality of capital is solid Tier 1 made up of 100% common equity as of 10/1/10 Fully redeemed preferred stock issued to U.S. Treasury in 1Q10 Redeemed $500MM of 6.57% Trust Preferreds (TruPS) on 10/01/10 Strong capital supports future growth Increased quarterly common stock dividend to $0.10 per share from $0.05 Authorized share and warrant repurchases Source: SNL Financial Peer Group: BBT, FITB, HBAN, KEY, MI, MTB, PNC, RF, STI, USB, ZION 1See Supplemental Financial Data slides for reconcilements of non-GAAP financial measures 8.0% 8.2% 9.6% 9.8% 10.0% 7.6% 7.7% 7.1% 7.0% 7.0% 0% 2% 4% 6% 8% 10% 12% 3Q09 4Q09 1Q10 2Q10 3Q10

Established: 1988 Largest U.S. bank with corporate headquarters in TX Average deposits5 up 42% from FY05 National Specialty groups include: Heavy Equipment Energy Diverse economy Ranked #2 in the US by State GDP1 Unemployment 8.1% as of 10/31/102 Job growth rate for 2010 is 2.1%, exceeding the national average of 0.8%2 Home prices relatively stable3 Comerica Texas Economic Activity Index4 is 8% above the cycle low 1Source: 2010 Bureau of Economic Analysis 2Source: Bureau of Labor Statistics as of 10/31/10 3FHFA Purchase Only Home Price Index 4As of September 2010 5September 2010 YTD average Texas Market: Prepared for Growth YTD TX Banking Centers and Period Avg Deposits ($Bn) 61 68 94 79 87 90 20 30 40 50 60 70 80 90 2005 2006 2007 2008 2009 3Q10 $2 $3 $4 $5 $6 TX Banking Centers Deposits

California ranked #1 in the US by State GDP1 Seeing signs of stability in home prices Comerica California Economic Activity Index2 up 12% from cycle low Established: 1991 31% of Comerica’s loans3 30% of Comerica’s deposits3 Average Deposits4 up 38% since FY05 National Specialty groups include: Technology and Life Sciences Entertainment Financial Services Division (FSD) 1Source: 2010 Bureau of Economic Analysis 2As of September 2010 3September 2010 YTD average 4September 2010 YTD average excluding FSD Western Market: Positioned for Sustained Recovery YTD Western Banking Centers and Period Avg Deposits excl. FSD ($Bn) 61 75 91 108 119 114 0 20 40 60 80 100 120 2005 2006 2007 2008 2009 3Q10 $6 $7 $8 $9 $10 $11 $12 Western Banking Centers Deposits

Established: 1849 #1 in deposit market share in southeast Michigan1 36% of Comerica’s loans2 Net charge-offs to average loans of 1.45% YTD 2010, down from 2.07% FY09 despite economic backdrop National Specialty groups include: National Dealer Services Health Care Waste Management Unemployment4, while still elevated, has fallen 1.7 percentage points4 from the peak in 12/09 Automotive sector improving Comerica Michigan Economic Activity Index3 up 23% from cycle low 1Source: FDIC 2010 2September 2010 YTD average 3At October 2010 4Source: Bureau of Labor Statistics as of October 2010 Michigan Market: Performance through Economic Headwinds YTD Midwest Period Avg Deposits ($Bn) 16.0 15.8 17.6 17.1 16.0 $10 $12 $14 $16 $18 2006 2007 2008 2009 3Q10

Focus on Technology and Life Science Average 3Q10 Deposit: $3.3B Almost 20 year history Products and services tailored to meet the needs of emerging technology and life science companies throughout their lifecycle Strong relationships with top-tier investors National business headquartered in Palo Alto, California Operating from 13 offices in the U.S. and Toronto, including 7 of the top 10 largest technology centers1 Top notch relationship managers with extensive industry expertise Loan to Deposit ratio2 of .33:1 with loans at $1.1B 1PriceWaterhouseCoopers 3Q10 MoneyTree Report 23Q10 average Time $0.02B 1% MMIA $1.7B 52% Savings $0.04B 1% DDA $1.5B 46%

Focus on Energy Active in sector for almost 30 years Focus on middle market companies Customer base is diverse: 60% Exploration and Production 45% Natural gas 31% Oil 24% Mixed 22% Midstream (pipelines and processing) 18% Energy Services Seasoned professionals with in depth knowledge 3Q10 Average Loan outstandings of $1.2 billion, 4% increase over 2Q10 Annual Revenue1 ($ in millions) 1Revenue equals net interest margin and noninterest income 32.8 41.2 49.3 61.1 50.5 44.6 $20 $30 $40 $50 $60 2006 2007 2008 2009 3Q09 YTD 3Q10 YTD

Focus on National Dealer Services Detroit 3 nameplates down from 41% at 12/05 to 20% at 9/10 Geographic Dispersion Western 63% Florida 7% Midwest 18% Texas 6% Franchise Distribution1 1 Franchise distribution based on September 30, 2010 period-end outstandings 2 “Other” includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans) 65 years of Floorplan lending, with over 20 years on a national basis Top tier strategy Majority are “Mega Dealer” (five or more dealerships in group) Excellent credit quality Robust monitoring of company inventory and performance Average Loan Balances ($ in Billions) $0 $1 $2 $3 $4 $5 2007 2008 2009 3Q09 3Q10 Toyota/ Lexus 22% Ford 9% GM 7% Chrysler 4% Mercedes 4% Nissan/ Infinity 6% Other2 13% Other European 8% Other Asian 9% Honda/ Acura 18%

Key Differentiators Relationship Managers Credit Products and Services Trusted advisor with industry expertise Long tenured officers and managers Excellent reputation in the community and amongst financial advisors Nimble: can quickly respond to the distinct needs of customers Rewarded through incentives tied to risk-adjusted returns on loans, fees and deposits Backed by the financial strength of Comerica Consistent and proven policies Robust financial and collateral tracking systems Collaborative approach to structuring transactions Internal credit training program Wide array of cash management products Cross-sell to owners and employees 10th largest U.S. C&I lender2 1As of September 2010 2Banks and Thrifts with the Largest C&I Loan Portfolios on June 30, 2010 American Banker published November 8, 2010

Consistent strategy Based on relationship banking model Core businesses and geographies unchanged Recession-tested business model Expense management Solid capital position Investing to accelerate growth and balance Banking center expansion in high growth markets New and enhanced products and services Potential for acquisitions to accelerate growth Poised for the Future Main Street Bank Well Positioned for Growth

Appendix

Financial Results $ in millions, except per share data 1 Excludes trust preferred securities, fully redeemed on 10/1/10 2 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures 34 _ _ Preferred stock dividends to U.S. Treasury 10.39% 9.96%1 402 186 122 3.23% 404 0.33 59 $59 3Q10 12.21% 10.64% Tier 1 capital ratio (16) 69 Net income (loss) attributable to common shares 399 397 Noninterest expenses 7.96% 10.11% Tangible common equity ratio2 315 194 Noninterest income 311 126 Provision for loan losses 2.68% 3.28% Net interest margin 385 422 Net interest income (0.10) 0.39 Diluted income (loss) per common share $19 $70 Net income 3Q09 2Q10

Financial Highlights $ in millions 1Excludes trust preferred securities, fully redeemed on 10/01/10 2 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures Credit Quality Improvement Continued $313 $126 $116 Provision for Credit Losses 239 146 132 Net Loan Charge-offs 8,250 6,651 6,171 Watch List $35,807 $38,928 $38,786 Average Core Deposits 13,225 15,218 14,920 Average Noninterest-bearing deposits 22,546 21,151 21,432 Period-end Commercial Loans $44.782 $40,672 $40,102 Average Total Loans 23,401 20,910 20,967 Average Commercial Loans Solid Capital Deposit Levels Strong 12.21% 10.64% 9.96%1 Tier 1 Capital Ratio 7.96% 10.11% 10.39% Tangible common equity ratio2 3Q09 2Q10 3Q10 Pace of Loan Decline Slowed

Diverse Loan Portfolio 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing, Technology and Life Sciences (TLS), and Mortgage Banker Finance Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Average 3Q10: $40.1 billion By Geographic Market By Line of Business Other Markets $3.8B 9% Int'l $1.5B 4% Florida $1.6B 4% Midwest $14.3B 36% Western $12.6B 31% Texas $6.3B 16% Global Corp Banking $4.4B 11% Commercial Real Estate $5.1B 13% Middle Market $12.0B 30% Nat'l Dealer Services $3.5B 9% Specialty Businesses 1 $5.0B 12% Personal Banking $1.8B 4% Small Business Banking $3.5B 9% Private Banking $4.8B 12%

Third Quarter 2010 Average Loans Detail $ in billions; geography based on office of origination. 1 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance and TLS $40.1 $1.5 $3.8 $1.6 $6.3 $12.6 $14.3 TOTAL $4.8 $0.0 $0.6 $0.5 $1.7 $2.0 INSTITUTIONAL MANAGEMENT SUBTOTAL – WEALTH & 4.8 0.0 0.6 0.5 1.7 2.0 Private Banking $5.3 $0.1 $1.0 $0.9 $3.3 SUBTOTAL – RETAIL BANK 1.8 0.1 0.1 0.1 1.5 Personal Banking 3.5 0.9 0.8 1.8 Small Business Banking $30.0 $1.5 $3.7 $1.0 $4.8 $10.0 $9.0 SUBTOTAL – BUSINESS BANK 5.0 1.2 0.0 1.4 1.6 0.8 1 Specialty Businesses 3.5 0.0 0.2 0.3 0.2 2.2 0.6 National Dealer Services 4.4 1.5 0.4 0.1 0.3 0.8 1.3 Global Corporate Banking 5.1 0.9 0.4 1.4 1.5 0.9 Commercial Real Estate $12.0 $0.0 $1.0 $0.2 $1.5 $3.9 $5.4 Middle Market TOTAL Int’l Markets Other Florida Texas Western Midwest

Source: Federal Reserve H.8 as of 10/06/2010 Loan Growth Post-Recession C&I Loans -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 7/1/2007 10/1/2007 1/1/2008 4/1/2008 7/1/2008 10/1/2008 1/1/2009 4/1/2009 7/1/2009 10/1/2009 1/1/2010 4/1/2010 7/1/2010 10/1/2010 52-Week % Change in 4-Wk. Moving Average Comerica All Banks Large Banks

Source: Federal Reserve H.8 as of 10/06/2010 Decline in Commercial Real Estate Loans Commercial Real Estate Loans -25% -20% -15% -10% -5% 0% 5% 10% 15% 7/1/2007 10/1/2007 1/1/2008 4/1/2008 7/1/2008 10/1/2008 1/1/2009 4/1/2009 7/1/2009 10/1/2009 1/1/2010 4/1/2010 7/1/2010 10/1/2010 52-Week % Change in 4-Wk. Moving Average Comerica All Banks Large Banks

Automotive Manufacturer Portfolio $0.9 0.2 $0.7 12/09 $0.8 $1.5 $1.8 $2.2 $2.7 Total Other Automotive $0.7 $1.2 $1.4 $1.7 $2.0 Domestic Ownership 0.1 0.3 0.4 0.5 0.7 Foreign Ownership 12/05 12/06 12/07 12/08 8/10 Outstandings1 1Period-end in $billions 2$ in millions 3Period-end in $millions Portfolio includes OEM (Original Equipment Manufacturer), Tier One and Tier Two suppliers with greater than 50% revenue associated with auto manufacturing down 70% $22 $9.0 YTD10 $28 $55.2 FY09 $5.5 $(2.2) Net Charge-offs/ (recovery)2 $16 $16 Nonaccrual Loans3 FY07 FY08

Shared National Credit Relationships Outstandings declined $4.5B from 12/31/08 Approx. 950 borrowers Industry diversification mirrors total loan book Majority of relationships include ancillary business Comerica is agent for approximately 17.4% Adhere to same credit underwriting standards as rest of loan book Credit quality mirrors total portfolio September 30, 2010: $7.4 billion Shared National Credit (SNC): Facilities greater than $20 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level. Period-end outstandings as of September 30, 2010 Global Corp Banking $2.4B 32% Nat'l Dealer Services $0.4B 5% Energy $1.1B 15% Other $0.4B 6% Middle Market $1.8B 25% Commercial Real Estate $1.3B 17%

Consumer Loan Portfolio 10% of total outstandings No sub-prime mortgage programs Self-originated & relationship oriented Net loan charge-offs of $8MM 3Q10 averages in $billions; Geography based on office of origination 1 Residential mortgages on the balance sheet are primarily associated with Private Banking customers. Residential mortgages originated through the banking centers are typically sold to a third party. 2 The “other” category includes automobile, personal watercraft, student and recreational vehicle loans. 3 Data on loans booked through the Consumer Loan Center which encompasses about 86% of the Home Equity Lines and Loans Consumer Loan Portfolio 3Q10: $4.0 billion About 85% home equity lines and 15% home equity loans Avg. FICO score of 753 at origination 86% have CLTV 80% at origination Average loan vintage is 5 years Home Equity Portfolio3 3Q10: $1.7 billion 2 1 Consumer Loans - Home Equity $1.7B Consumer Loans - Other, $0.7B Residential Mortgages, $1.6B Florida, 3% Texas, 9% Western, 26% Midwest, 62%

Investment Securities Portfolio Consists primarily of AAA mortgage-backed Freddie Mac and Fannie Mae government agency securities Net unrealized pre-tax gain $200MM as of 9/30/10 Average life of 3.1 years Repurchased customers’ Auction-Rate Securities in 4Q08 Cumulative redemptions and sales of $656MM (3Q10 $83MM) Cumulative gains on redemptions and sales of $26MM (3Q10 $1MM) $ in millions (MM) Target: Mortgage-backed Securities $6.5B $3,500 $4,500 $5,500 $6,500 $7,500 $8,500 $9,500 $10,500 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 Average Auction-Rate Securities Average Investment Securities Available-for-Sale

Third Quarter 2010 Average Deposits Detail $ in billions 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing, Mortgage Banker Finance and TLS 2 Finance/Other includes $0.1B in Inst. and Retail Brokered CD’s; included in Finance Division segment  $39.3 $1.3 $2.2 $0.4 $5.4 $11.8 $18.2 TOTAL 0.5 0.1 0.4 FINANCE / OTHER $2.6 $0.0 $0.3 $0.2 $1.4 $0.7 INSTITUTIONAL MANAGEMENT SUBTOTAL – WEALTH & 2.6 0.0 0.3 0.2 1.4 0.7 Private Banking $17.0 $0.1 $2.9 $2.1 $11.9 SUBTOTAL – RETAIL BANK 12.8 0.1 1.7 1.1 9.9 Personal Banking 4.2 1.2 1.0 2.0 Small Business Banking $19.2 $1.2 $2.1 $0.1 $2.3 $8.3 $5.2 SUBTOTAL – BUSINESS BANK 6.7 1.0 0.0 0.8 4.2 0.7 1 Specialty Businesses 0.2 0.0 0.0 0.0 0.1 0.1 National Dealer Services 6.6 1.2 0.9 0.1 0.9 0.4 3.1 Global Corporate Banking 0.9 0.1 0.0 0.1 0.5 0.2 Commercial Real Estate $4.8 $0.1 $0.0 $0.5 $3.1 $1.1 Middle Market TOTAL Int’l Markets Other Florida Texas Western Midwest

December 2003 360 Banking Centers September 30, 2010 441 Banking Centers Banking Center Network MI 218 TX 94 CA 102 FL 10 AZ 17 AZ 1 FL 6 CA 42 TX 50 MI 261

Net Interest Margin Excess liquidity position2: 3Q10 average $3.0B, down from $3.7B in 2Q10 9/30/10 period end $3.0B Negative impact on 3Q10 margin was approximately 19 basis points Subsequent to quarter end (10/1/10), redeemed all $500MM Trust Preferred 1 3Q10 vs. 2Q10 2Excess liquidity represented by average deposits held at the Federal Reserve Bank. See Supplemental Financial Data slide for reconciliation of non-GAAP financial measures. Reported Net Interest Margin Impact of Excess Liquidity Net interest margin of 3.23% reflected1: - Loan prepayments slowed resulting in lower fees in the margin - Increased premium amortization as prepayments accelerated on mortgage-backed securities + Decline in excess liquidity 0.23% 2.68% 2.94% 3.18% 3.28% 3.23% 0.16% 0.13% 0.24% 0.19% 3.42% 3.07% 2.84% 3.51% 3.42% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 3Q09 4Q09 1Q10 2Q10 3Q10

Balance Sheet Positioned for Growth 80% of loans are floating rate of which approximately 70% are LIBOR based Rate floors are minimal (about $3.5 billion) Securities are primarily low risk and liquid, with an avg. life of approx. 3 years Nonaccrual loans – relatively minor impact Analysis as of September 30, 2010 Earning Assets Deposits/ Borrowings Floating Rate LIBOR Loans 42% Floating Rate Prime Loans 19% Fixed Rate Loans 16% Securities 14% Excess Liquidity 6% Non-Interest Bearing Deposits 33% Non-Specific Maturity Deposits 39% Customer C.D.s 12% Senior Debt 9% Subordinated Debt 6% Other Wholesale Funds 1% Other Loans 3% Interest Rate Sensitivity Balance sheet is well positioned for rising rates Sensitivity is to short term interest rates Interest rate swaps – last will mature in 1Q11 Assets Funding Funding predominantly from core deposits 38% of deposits are noninterest bearing – provide more value in a higher rate environment Wholesale funding options remain accessible Substantially Floating Substantially Fixed Substantially Managed Rates

Credit Quality Improved 80% 2.38% $116 $995 $132 1.32% 3Q10 86% 2.38% $126 $1,011 $146 1.44% 2Q10 $313 $988 $259 $1,022 $182 $1,031 Provision for Credit Losses Allowance for Credit Losses 2.19% 2.34% 2.42% Allowance for loan losses to total loans 80% 83% 85% Allowance for loan losses to nonperforming loans $173 1.68% 1Q10 $225 2.10% 4Q09 $239 2.14% Net credit-related charge-offs to average total loans 3Q09 Net credit-related charge-offs declined $14 million; the fifth consecutive quarter of decline Provision for credit losses decreased by $10 million $ in millions

Credit Quality Improved $6,171 $104 $120 $294 $1,311 3.24% 3Q10 $109 $111 $89 $93 Foreclosed property $6,651 $115 $199 $1,214 2.98% 2Q10 $8,250 $7,730 $7,502 Total Watch list loans2 $361 $266 $245 Nonperforming assets inflow1 $83 $1,251 3.06% 1Q10 $101 $1,292 3.06% 4Q09 $161 Loans past due 90 days or more and still accruing $1,305 2.99% Nonperforming assets to total loans and foreclosed property 3Q09 We believe we will continue to see a downward trend in the inflows to nonaccrual with some variability quarter to quarter, particularly in commercial real estate Watch list loans1 decreased $480 million, fourth consecutive quarter of decline, reflecting positive migration trends Loans past due 90 days or more and still accruing declined Foreclosed property remained relatively low $ in millions 1Based on an analysis of nonaccrual loans with book balances greater than $2 million 2Watch list: generally consistent with regulatory defined special mention, substandard and doubtful loans

By Geographic Market 3Q10: $132 Million Net Loan Charge-offs By Line of Business $ in millions Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Texas $5MM 4% Western $58MM 44% Midwest $61MM 46% Florida $6MM 4% Other Markets $2MM 2% Commercial Real Estate $60MM 45% Middle Market $32MM 24% Private Banking $14MM 10% Specialty Businesses $8MM 7% Personal Banking $4MM 4% Small Business Banking $14MM 10%

Net Loan Charge-offs by Line of Business $ in millions; 1 Includes $26MM related to a Middle Market/National group that focused on higher levered relationships 2 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance, and TLS  $311 $256 $175 $126 $122 Provision for loan losses $239 $224 $173 $146 $132 TOTAL 23 26 2 2 0 Global Corporate Banking 8 8 6 6 4 Personal Banking 18 18 10 4 8 2 Specialty Businesses 10 12 10 11 14 Management Wealth & Institutional 25 22 20 16 14 Small Business Banking 64 76 39 1 71 32 Middle Market $91 $62 $86 $36 $60 Commercial Real Estate 3Q09 4Q09 1Q10 2Q10 3Q10

Net Loan Charge-offs by Market $ in millions Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; 1Other Markets include markets not separately identified above in addition to businesses with a national perspective 2 Includes $26MM related to a Middle Market/National group that focused on higher levered relationships 3Q10 2Q10 1Q10 4Q09 3Q09 Midwest $61 $44 $55 $97 $102 Western 58 47 65 85 95 Texas 5 8 25 13 22 Florida 6 7 10 4 9 Other Markets / International 1 2 40 2 18 25 11 TOTAL $132 $146 $173 $224 $239 Provision for loan losses $122 $126 $175 $256 $311

Inflow to Nonaccrual Loans1 Third Quarter 2010: $294 million By Line of Business 3Q10 vs. 2Q10; $ millions (MM) 1 Based on an analysis of nonaccrual loans with book balances greater than $2 million Inflow to nonaccrual loans: Increased in Commercial Real Estate by $100MM Decreased in Middle Market by $26MM Reflects early recognition of problems loans and proactive approach to workout strategies Expect variability in our credit metrics with an overall improving trend Other $43MM Middle Market $91MM Commercial Real Estate $132MM Energy $28MM

$ in millions (MM); 3Q10 vs. 2Q10 Nonperforming Assets Nonperforming Assets of $1,311MM included: Nonaccrual loans increased by $65MM Commercial Real Estate stable Middle Market increased $41MM $97MM in Troubled Debt Restructurings (TDRs) Foreclosed Property of $120MM Average carrying value of nonaccrual loans 55% (45% write-down) Accruing TDRs total $50MM No nonaccrual loans Held-For-Sale September 30, 2010 Nonaccrual Loans $1,163 million By Line of Business Specialty Businesses $87MM Small Business $112MM Other $132MM Middle Market $283MM Commercial Real Estate $528MM Global Corp Banking $21MM

Nonaccrual Loans 32 228 $5–$10MM 5 149 Over $25MM 1,055 $1,163 Total 24 348 $10–$25MM 62 193 $2–$5MM 932 $245 Under $2MM # of Relationships Outstanding Period-end balances in $ millions (MM) as of September 30, 2010 Sold $12MM in nonperforming loans at prices approximating carrying value plus reserves in 3Q10 Proactively review nonaccrual loans every quarter Charge-offs and reserves taken to reflect current market conditions Granularity of nonaccrual loans: Carrying Value of Nonaccrual Loans as % of Contractual Value 72% 68% 66% 64% 61% 59% 56% 56% 55% 55% 25% 40% 55% 70% 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

Commercial Real Estate Loan Portfolio 3Q10: $12.9 billion 3Q10 averages in $billions 1 Included in Commercial Real Estate line of business Commercial Real Estate Line of Business: Nonaccrual loans of $528MM, stable from 2Q10 Loans over $2MM transferred to nonaccrual totaled $132MM ($32MM in 2Q10 and $129MM in 1Q10) Net loan charge-offs of $60MM ($36MM in 2Q10 and $86MM in 1Q10) Primarily Owner-Occupied Commercial Mortgages $8.6B 67% Real Estate Construction 1 $2.2B 17% Commercial Mortgages 1 $2.1B 16%

Commercial Real Estate Line of Business September 30, 2010 Loan Outstandings: $4.1 billion1 By Project Type By Location of Property Period-end balances in $billions; additional Commercial Real Estate information can be found in the appendix 1 Excludes Commercial Real Estate line of business loans not secured by real estate Multi-use $0.4B 11% Office $0.4B 9% Comml/Other $0.3B 8% Multi-family $1.2B 26% Retail $0.9B 23% Single Family $0.3B 8% Land Development $0.2B 5% Land Carry $0.4B 10% Other Markets $0.6B 15% Florida $0.5B 12% Western $1.4B 34% Michigan $0.5B 13% Texas $1.1B 26%

Real Estate Construction Loans September 30, 2010 period-end $ in millions; Western: CA, AZ, NV Commercial Real Estate Line of Business by Location of Property 46 5 - 30 10 1 Commercial 140 - 14 62 15 49 Office 205 26 - 52 10 117 Multi-use 639 110 134 239 - 156 Multi-family Other CRE: 188 29 10 60 13 76 Land Development 442 52 56 86 36 212 Total Residential 509 29 26 280 50 124 Retail 11 - 1 - - 10 Other $2,023 $222 $234 $759 $130 $678 TOTAL Residential: - $23 Other Markets 31 3 10 9 9 Land Development $254 $46 $26 $23 $136 Single Family TOTAL Florida Texas Michigan Western

Commercial Mortgage Loans Commercial Real Estate Line of Business by Location of Property September 30, 2010 period-end $ in millions; Western: CA, AZ, NV 235 21 11 13 36 154 Office 421 91 64 16 101 149 Retail 263 20 16 20 62 145 Land Carry Other CRE: 218 43 42 36 35 62 Total Residential $76 $31 $10 $17 $3 $15 Single Family Residential: 132 28 - 12 34 58 Commercial 228 68 - 37 12 111 Multi-use 472 73 125 160 63 51 Multi-family 122 62 - 7 46 7 Other $406 12 Other Markets $2,091 $258 $301 $389 $737 TOTAL 142 32 19 32 47 Land Carry TOTAL Florida Texas Michigan Western

Residential Real Estate Development Period-end balances in $millions Western: CA, AZ, NV Reduced Residential Real Estate Development exposure by $1.6B since 6/30/08 to $660MM at 9/30/10 Geographic breakdown: Western 42% Texas 18% Florida 15% Michigan 11% Other 14% 71% Decrease Reduced Western Market Local Residential Real Estate Developer Portfolio to $123MM at 9/30/10 from $932MM at 12/31/07 $0 $500 $1,000 $1,500 $2,000 $2,500 6/30/08 9/30/08 12/31/08 3/30/09 6/30/09 9/30/09 12/31/09 3/31/10 6/30/10 9/30/10 Single Family Residential - Land Carry/Development

Commercial Real Estate Line of Business Net Charge Offs By Location of Property By Project Type $millions RE: Real Estate Commercial: Multi-Family, Retail, Office, Warehouse, Multi-use and Commercial Charge-offs and inflows to nonaccrual increased from low levels in 2Q10 Nonaccrual loans stable Watch list loans declined Expect variability in credit metrics with a general improving trend $108 $91 $62 $86 $36 $60 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 Residential Commercial Not Secured by RE $108 $91 $62 $86 $36 $60 $0 $20 $40 $60 $80 $100 $120 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 Western Midwest Florida Texas Other Not Secured by RE

BBB BBB- BBB A- BBB+ A- BBB+ A- A+ A A+ AA- Fitch BBB BB+ Ba3 Regions Financial BBB BB+ Baa2 Huntington BBB (low) BBB- B2 Zions Bancorporation BBB (high) BB+ Baa1 Marshall & Ilsley Baa1 Baa1 Baa1 A3 A3 A2 A1 Aa3 Moody’s A (high) A PNC A (low) A- M&T Bank A A- Comerica A (high) A BB&T A (low) BBB Fifth Third A (low) BBB SunTrust BBB (high) BBB+ KeyCorp AA DBRS S&P Senior Unsecured/Long-Term Issuer Rating A+ US Bancorp Holding Company Debt Ratings As of 12/01/2010 Source: SNL Financial Debt Ratings are not a recommendation to buy, sell, or hold securities.

Comerica Bank

Financial Reform[1]

Overall, relative impact from financial reform will likely be less than other major banks

Key Changes	Risks	Opportunities
Interest on Demand Deposits - Allows interest on commercial demand deposits (one year from enactment)	Could lead to increased cost of commercial demand deposits, depending on interplay of interest, deposit credits, and service charges	Could provide impetus for additional deposit generation
TAG Extension - Provide unlimited deposit insurance on noninterest-bearing accounts from 12/31/10 to 12/31/12	Assuming same assessment rate as current program applied to 2Q10 deposit levels, annual cost estimated at $14 million[2]	Could provide impetus for additional deposit generation
Deposit Insurance – Changes definition of assessment base, increases fund's minimum reserve ratio & permanently increases insurable level	Assuming current assessment rate with new assessment base applied to 2Q10 net assets, annual FDIC fee increase estimated at $15 million[2]	New rule is consistent with CMA's focus on core deposit growth
Derivatives – Allows continued trading of foreign exchange and interest rate derivatives; energy, uncleared commodities and agriculture derivatives will move to a separate subsidiary	Direct impact on client-driven energy derivatives business ($1 million annual revenue[2])	Allows for continued growth of CMA's core client-driven foreign exchange ($40 million annual revenue[2]) and interest rate ($10 million annual revenue[2]) derivatives business
Interchange Fees - Limits debit card transaction processing fees that card issuers can charge merchants	Total debit card PIN ($8 million annual revenue[2]) and signature-based ($31 million annual revenue[2]) interchange fees could potentially be reduced by some amount	Government card programs, such as the DirectExpress Social Security program, are exempt
Trust Preferreds - Prohibits certain banks from including Trust Preferreds in Tier 1 Capital (phase out beginning 1/1/13)		On October 1, 2010 fully redeemed all $500 million of Trust Preferred Securities at par

[1]Dodd-Frank Wall Street Reform and Consumer Protection Act; [2]Based on 2010 full-year estimates
Impact on Comerica is estimated and subject to final rulemaking. Comerica may be impacted by other changes due to the financial reform legislation. Timing of prescribed changes varies by rule.
Outlook as of 10/29/10

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Basel III Implementation New rules effective between 2013 and 2019; US adoption expected to occur over a similar timeframe, but the final form of the US rules is uncertain CMA is not a mandatory Basel II bank CMA Tier 1 Common1 9/30/10: 9.96%; Regulatory required minimum by 2019: 7% (4.5% minimum plus 2.5% “conservation buffer”) CMA has NO material impact from: Mortgage servicing rights Trust Preferreds Deferred tax assets Investments in financial institutions Change in Risk Weighted Assets not material Higher degree of uncertainty regarding implementation and interpretation Will likely require more on-balance sheet liquidity Possibly increase investment securities portfolio Continued focus on retail deposit generation Careful management of off-balance sheet commitments; expect evolution of pricing and terms of off-balance sheet commercial commitments Expected to be manageable given proven ability to administer our balance sheet Capital Requirement: Liquidity Requirement: 1 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures Impact on Comerica is estimated and subject to final rulemaking. Comerica may be affected by other changes due to Basel III. Outlook as of 10/29/10.

Comerica Bank

Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Total Regulatory Capital	$8,566	$9,001	$9,062	$10,468	$10,638
Tier 1 capital[1]	$5,940	$6,371	$6,311	$7,704	$7,735
Less: Fixed rate cumulative perpetual preferred stock	--	--	--	2,151	2,145
Less: Trust preferred securities	--	495	495	495	495
Tier 1 common capital	5,940	5,876	5,816	5,058	5,095
Risk-weighted assets[1]	59,608	59,877	60,792	61,815	63,355
Tier 1 common capital ratio	***9.96%***	***9.81%***	***9.57%***	***8.18%***	***8.04%***
Total shareholders' equity	$5,857	$5,792	$5,668	$7,029	$7,035
Less: Fixed rate cumulative perpetual preferred stock	--	--	--	2,151	2,145
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	6	6	7	8	8
Tangible common equity	$5,701	$5,636	$5,511	$4,720	$4,732
Total assets	$55,004	$55,885	$57,106	$59,249	$59,590
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	6	6	7	8	8
Tangible assets	$54,848	$55,729	$56,949	$59,091	$59,432
Tangible common equity ratio	***10.39%***	***10.11%***	***9.68%***	***7.99%***	***7.96%***

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets.

The Corporation believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

[1]Regulatory Capital, Tier 1 Capital and risk-weighted assets as defined and calculated in accordance with regulation.

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Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	3Q10	2Q10	1Q10	4Q09	3Q09
Net interest income (FTE)	$405	$424	$ 416	$ 398	$ 387
Less: Interest earned on excess liquidity[1]	2	2	3	1	2
Net interest income (FTE), excluding excess liquidity	$403	$422	$ 413	$ 397	$ 385
Average earnings assets	$50,189	$51,835	$52,941	$53,953	$57,513
Less: Average net unrealized gains on investment securities available-for-sale	180	80	62	107	102
Average earnings assets for net interest margin (FTE)	$50,009	$51,755	$52,879	$53,846	$57,411
Less: Excess liquidity[1]	2,983	3,719	4,092	2,453	3,492
Average earnings assets for net interest margin (FTE), excluding excess liquidity	$47,026	$48,036	$48,787	$51,393	$53,919
Net interest margin (FTE)	3.23%	3.28%	3.18%	2.94%	2.68%
Net interest margin (FTE), excluding excess liquidity	3.42	3.51	3.42	3.07	2.84
Impact of excess liquidity on net interest margin (FTE)	(0.19)	(0.23)	(0.24)	(0.13)	(0.16)

The Corporation believes this measurement provides meaningful information to investors, regulators, management and others of the impact on net interest income and net interest margin resulting from the Corporation's short-term investment in low yielding instruments.

[1]Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank.

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